Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 18, 2014

CLARCOR REPORTS RECORD SECOND QUARTER
DILUTED EARNINGS PER SHARE

Unaudited Second Quarter and First Six Months 2014 Highlights
(Amounts in millions, except per share data and percentages)

GAAP Financial Results:

	Three Months Ended			Six Months Ended
	5/31/14	6/1/13	Change	5/31/14	6/1/13	Change
Net sales	$ 386.6	$ 287.6	34%	$ 699.3	$ 543.9	29%
Operating profit	51.1	49.4	3%	82.4	83.2	-1%
Net earnings - CLARCOR	34.6	33.1	5%	58.9	56.5	4%
Diluted earnings per share	$ 0.68	$ 0.66	3%	$ 1.16	$ 1.12	4%
Operating margin	13.2%	17.2%	-4.0 pts	11.8%	15.3%	-3.5 pts

Adjusted Non-GAAP Financial Results:

The second quarter and first six months of 2014 contained integration, purchase accounting and deal related costs associated with three acquisitions in the current fiscal year. In addition, the first six months of 2014 contained a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. The following table reflects 2014 second quarter and year-to-date GAAP results adjusted for these items. A reconciliation of non-GAAP financial measures adjusting for these items in the second quarter and first six months of 2014 to GAAP figures is available on pages 14 and 15 of this release.

	Three Months Ended			Six Months Ended
	5/31/14	6/1/13	Change	5/31/14	6/1/13	Change
Net sales	$ 386.6	$ 287.6	34%	$ 699.3	$ 543.9	29%
Adjusted operating profit	57.5	49.4	16%	95.7	83.2	15%
Adjusted net earnings - CLARCOR	38.9	33.1	18%	65.4	56.5	16%
Adjusted diluted earnings per share	$ 0.76	$ 0.66	15%	$ 1.28	$ 1.12	14%
Adjusted operating margin	14.9%	17.2%	-2.3 pts	13.7%	15.3%	-1.6 pts

FRANKLIN, TN, Wednesday, June 18, 2014--CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the second quarter of 2014 increased 3% from the second quarter of 2013 to a record second quarter high of $0.68. These second quarter results were negatively impacted by $6.3 million for integration, purchase accounting and deal related costs associated with three acquisitions in the current fiscal year. When adjusted for these costs, the Company’s second quarter non-GAAP adjusted diluted earnings per share of $0.76 increased 15% and non-GAAP adjusted operating profit increased 16% compared to the Company’s diluted earnings per share and operating profit during the second quarter of 2013.1 Net sales in the second quarter of 2014 increased $99.0 million, or 34%, from last year’s second quarter primarily driven by $79.5 million of additional sales from the three fiscal year 2014 acquisitions. Net sales of our base business increased $19.5 million, or 7%, from the second quarter of 2013, including 9% organic sales growth in the Industrial/Environmental Filtration segment and 5% organic sales growth in the Engine/Mobile Filtration segment.

All references in this earnings release to the financial results of our “base business” or “organic” financial results, at the consolidated or reporting segment level, refer to our consolidated or segment results without giving effect to the three fiscal year 2014 acquisitions.

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented, “Our second quarter was an exciting quarter for us from many perspectives. Our financial performance was highlighted by 34% top-line growth, and non-GAAP adjusted diluted earnings per share increased 15% from the second quarter of 2013. We continued to shape our filtration asset portfolio with the acquisition of Stanadyne Filtration--whose operations were included in the last month of our second quarter financial results. The integration of GE Air Filtration continued on course with another solid quarter, and our base business generated 7% organic sales growth from last year’s second quarter as some of our long-term growth initiatives gained traction. We also continued to focus on long-term initiatives including driving the development of value-added technology, expanding profitably in international markets and exploring opportunities to further enhance our filtration portfolio.

“We are very excited about our second quarter acquisition of Stanadyne Filtration--renamed CLARCOR Engine Mobile Solution, or CEMS--which nicely complements our existing heavy-duty engine filtration business. CEMS focuses heavily on fuel filtration solutions for original equipment (OE) customers primarily for smaller, off-road heavy-duty engines and with aftermarket distribution through OE dealers. Prior to this acquisition, we had identified penetrating new distribution channels in our heavy-duty engine filtration business as a key growth initiative. This acquisition greatly accelerates our progress with this initiative through the addition of over $110 million of annual sales, of which over 70% is aftermarket business sold primarily through OE dealers--a sales channel where we have not historically had a strong presence. Going forward, we will explore expanding sales through this distribution channel with our existing oil, air and hydraulic heavy-duty engine filtration products. In addition, we anticipate selling CEMS products into new global markets, as we plan to leverage our existing global footprint to support existing and new CEMS customers outside the U.S. and Europe. The first month operating performance at CEMS was consistent with our expectations with $9.0 million of sales and a non-GAAP adjusted operating margin--excluding $4.4 million of integration, purchase accounting and deal related costs slightly above our historical Engine/Mobile Filtration segment operating margin range.

“The integration of GE Air Filtration--renamed CLARCOR Industrial Air, or CIA--continues to meet our expectations. We believe that most integration activities should be materially completed in our third quarter. We are pleased with CIA’s second quarter operating performance with net sales of $67.0 million, an operating margin of 7% and a non-GAAP adjusted operating margin of 10%--excluding $1.8 million of integration, purchase accounting and deal related costs. Second quarter sales increased 20% from last year’s second quarter when under GE’s ownership. This sales growth was primarily driven by a 10% increase in industrial air filtration sales and a more than doubling of sales of gas turbine air intake filtration systems compared to last year’s second quarter primarily due to a significant sales increase in larger, heavy-duty air intake filtration systems. The 10% non-GAAP adjusted operating margin was higher than our expectations heading into the second quarter primarily due to a lower than expected sales mix of lower-margin gas turbine air intake filtration systems. We also continued to develop strategies to improve the long-term operating margin profile for this business including reducing costs as we transition from GE internal processes and exploring incremental top-line opportunities, notably with non-GE gas turbine customers, and through leverage of our industry-leading product line of gas turbine replacement filters.

“Despite the significant acquisition activity in the first six months, we have not taken our focus off of our base business, where net sales increased 7% from last year’s second quarter. This strong organic sales growth was across many of our diverse filtration markets. Organic sales in our Engine/Mobile Filtration segment increased 5% from the second quarter of 2013 including 9% sales growth in our domestic heavy-duty engine filtration aftermarket and 12% sales growth in our railroad filtration market. The 9% sales growth in our domestic heavy-duty engine aftermarket was higher than our expectations heading into the quarter, as we had assumed that strong sales growth at the end of our first quarter was the result of a “pull ahead” of sales from the second quarter in response to an announced price increase. Instead, this growth rate continued through the second quarter, which we believe was the result of general strength in the U.S. trucking industry and our success in attracting new customers. Organic sales in our Industrial/Environmental Filtration segment increased 9% from the second quarter of 2013 primarily due to 10% sales growth in our oil & gas filtration market. Strong top-line organic growth in this reporting segment compared with last year’s second quarter was not limited to the oil & gas filtration market. For example, second quarter sales of HVAC filtration products increased 7%; sales at our TFS distribution business also increased 7%, and sales of our UAS dust collection systems increased 20%. In summary, despite investing significant time and energy to consummate and integrate the current year acquisitions, we continue to successfully drive strategic organic growth in our core filtration markets.”

Second Quarter Results:

Engine/Mobile Filtration Segment

Net sales at our Engine/Mobile Filtration segment increased $16.0 million, or 12%, from the second quarter of 2013 including $9.0 million from the acquisition of Stanadyne Filtration (one month of operations). Organic sales increased $7.0 million, or 5%, from last year’s second quarter including 8% domestic sales growth and flat sales at foreign locations. Higher second quarter domestic sales were driven by a 9% increase in the heavy-duty engine filtration aftermarket and a 13% increase in railroad filtration product sales primarily due to higher end-market demand driven by higher rail activity.

Operating profit at our Engine/Mobile Filtration segment declined $2.1 million, or 7%, and operating margin of 18.2% declined 3.8 percentage points from the last year’s second quarter. These second quarter results included $4.4 million of integration, purchase accounting and deal related costs pursuant to the Stanadyne acquisition. Excluding these costs, non-GAAP adjusted operating profit increased $2.3 million, or 8%, and non-GAAP adjusted operating margin of 21.1% declined 0.9 percentage points from the second quarter of 2013. The Stanadyne acquisition contributed an estimated $2.5 million of non-GAAP adjusted operating profit--excluding the acquisition costs noted above--for the month of May while the Engine/Mobile Filtration segment base business operating profit was relatively flat, and base business operating margin declined despite higher sales. Consistent with recent prior quarters, lower year-over-year base business operating margin was partially driven by higher fixed costs to support future growth. Operating margin at each reporting segment was also negatively impacted by approximately 0.6 percentage points in the second quarter compared to last year’s second quarter due to higher allocated corporate costs including incentive compensation and other growth-related costs.

Industrial/Environmental Filtration Segment

Net sales at our Industrial/Environmental Filtration segment increased $82.9 million, or 61%, from the second quarter of 2013, which included sales of $67.0 million from the GE Air Filtration acquisition and sales of $3.5 million from the Bekaert Advanced Filtration acquisition. Second quarter organic sales increased $12.4 million, or 9%, from last year’s second quarter including 8% domestic sales growth and 11% foreign sales growth. Sales of oil & gas filtration products increased 10% from last year’s second quarter driven by strong end-market demand in several geographic markets including the U.S. and the Middle East. Second quarter sales growth in our non-oil & gas filtration markets in this reporting segment was also strong as our dust collection business benefited from higher sales to OE customers, our HVAC filtration business benefited from higher sales to wholesale customers and our TFS distribution business continues its growth across many end markets.

Operating profit at our Industrial/Environmental Filtration segment increased $4.6 million, or 25%, and operating margin of 10.5% declined 3.0 percentage points from last year’s second quarter. These second quarter results included $1.9 million of integration, purchase accounting and deal related costs pursuant to the GE Air Filtration and Bekaert Advanced Filtration acquisitions. Excluding these costs, non-GAAP adjusted operating profit increased $6.5 million, or 36%, and non-GAAP adjusted operating margin of 11.4% declined 2.1 percentage points, from the second quarter of 2013. This lower Industrial/Environmental Filtration segment non-GAAP adjusted operating margin was partially driven by the two acquisitions, unfavorable year-over-year sales mix at our dust collection business and lower absorption at our aerospace and industrial filtration business. Operating margin at each reporting segment was also negatively impacted by approximately 0.6 percentage points in the second quarter compared to last year’s second quarter due to higher allocated corporate costs including incentive compensation and other growth-related costs.

Packaging Segment

Net sales at our Packaging segment increased $0.1 million, or 1%, from the second quarter of 2013. These relatively flat sales were primarily the result of higher tobacco packaging and decorated flat sheet sales from new business opportunities offset by lower spice, battery and film packaging sales. Operating profit at our Packaging segment declined $0.7 million, or 38%, and operating margin of 6.3% declined 3.9 percentage points from last year’s second quarter. This lower second quarter operating margin was primarily driven by a higher mix of lower margin products in addition to higher utility costs--notably natural gas--compared with the second quarter of 2013.

2014 Guidance

In our first quarter earnings release, we disclosed our range of expectations for 2014 diluted earnings per share on a GAAP basis. In this second quarter earnings release, we also provide our 2014 diluted earnings per share guidance based upon expected non-GAAP adjusted financial results with reconciliation to GAAP financial results.

We project 2014 GAAP diluted earnings per share to be in the range of $2.72 and $2.82 compared with our previous 2014 diluted earnings per share guidance of $2.60 to $2.75. The increase in this guidance range at the mid-point was primarily driven by the Stanadyne acquisition which we expect to be accretive for the full year 2014. We anticipate 2014 consolidated operating margin to be in the range from 13.6% to 14.2% and 2014 consolidated net sales to be as follows:

$ Millions	Lower		Upper

Base business	$1,175	-	$1,195
GE Air Filtration acquisition	235	-	255
Stanadyne Filtration acquisition	60	-	65
Bekaert Advanced Filtration acquisition	15	-	20
Net sales	$1,485	-	$1,535

We project 2014 non-GAAP adjusted diluted earnings per share to be in the range of $2.85 to $2.95. This non-GAAP adjusted diluted earnings per share guidance includes anticipated operating results from the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions but excludes integration, purchase accounting and deal related costs pursuant to these acquisitions, as well as a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. We anticipate 2014 non-GAAP adjusted consolidated operating margin to be in the range from 14.5% to 15.1%.

2014 Non-GAAP Adjusted Diluted Earnings per Share Reconciliation

	Lower		Upper

2014 GAAP Diluted Earnings per Share	$2.72	-	$2.82

GE Air Filtration acquisition	0.13	-	0.13
Stanadyne Filtration acquisition	0.06	-	0.06
Bekaert Advanced Filtration acquisition	(0.06)	-	(0.06)

2014 Non-GAAP Adjusted Diluted Earnings per Share	$2.85	-	$2.95

2014 Non-GAAP Adjusted Operating Margin Reconciliation

	Lower		Upper

2014 GAAP Operating Margin	13.6%	-	14.2%

GE Air Filtration acquisition	0.6%	-	0.6%
Stanadyne Filtration acquisition	0.3%	-	0.3%

2014 Non-GAAP Adjusted Operating Margin	14.5%	-	15.1%

Base Business

Included in our consolidated 2014 guidance are estimated diluted earnings per share of between $2.42 and $2.52 for our base business--excluding the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions. We reduced this guidance from our first quarter earnings release by approximately $0.03 at each the upper and lower ends of our previous base business guidance primarily due to additional corporate costs expected to be incurred in 2014 including incentive compensation, audit and legal fees partially offset by operating profit on higher sales and a reduction in the expected full year tax rate. These additional corporate costs are allocated to the reporting segments, and we anticipate that they will impact 2014 operating margin for each reporting segment by approximately 0.3 percentage points. In addition, we increased our expectations for sales growth for our base business from a previous range of 3.0% to 5.0% to a current range of 3.5% to 5.5%. This higher expected sales growth range was driven by increases in expected sales in our Engine/Mobile Filtration and Industrial/Environmental Filtration segments. Sales growth and operating margin detail in support of our 2014 guidance for our base business is as follows:

	2014 Estimated Sales Growth	2014 Estimated Operating Margin

Engine/Mobile Filtration[2]	2.0% to 4.0%	20.5% to 21.5%
Industrial/Environmental Filtration[2]	6.0% to 8.0%	11.5% to 12.5%
Packaging	0.0% to 2.0%	7.0% to 8.0%
CLARCOR base business[2]	3.5% to 5.5%	15.3% to 16.1%

2 - Excludes the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions. These acquisitions do not impact the Packaging segment.

GE Air Filtration Acquisition

We anticipate that the GE Air Filtration acquisition will positively impact 2014 GAAP diluted earnings per share from $0.13 to $0.18. This guidance range includes interest expense on $80 million of debt incurred to finance the acquisition at an assumed 2.0% blended interest rate. Our expectations for this positive impact on 2014 GAAP diluted earnings per share is approximately $0.03 higher than our prior quarter expectations primarily due to a 1% increase in expected full year operating margin. We expect full year GAAP operating margin to be in the range from 4% to 6%. Projected 2014 financial results for the GE Air Filtration acquisition include approximately $8.0 million of intangible asset amortization expense.

We expect the positive impact from the GE Air Filtration acquisition on 2014 non-GAAP adjusted diluted earnings per share to be in the range from $0.25 to $0.30, and we expect 2014 non-GAAP adjusted operating margin to be in the range from 8% to 10%. These non-GAAP financial measures exclude expected integration, purchase accounting and deal related costs pursuant to the GE Air Filtration acquisition of $9.5 million--of which $8.5 million was incurred in the first six months of 2014.

Stanadyne Filtration Acquisition

We anticipate that seven months of operations from the Stanadyne Filtration acquisition will positively impact 2014 GAAP diluted earnings per share from $0.08 to $0.12. This guidance includes interest expense on $325 million of debt incurred to finance the acquisition at an assumed 2.0% blended interest rate. Projected 2014 financial results for the Stanadyne Filtration acquisition include approximately $7.0 million of intangible asset amortization expense over seven months.

We expect the positive impact from the Stanadyne Filtration acquisition on 2014 non-GAAP adjusted diluted earnings per share to be in the range from $0.14 to $0.18. These non-GAAP financial measures exclude expected integration, purchase accounting and deal related costs pursuant to the Stanadyne Filtration acquisition of $4.4 million--all of which were incurred in the second quarter of 2014.

Bekaert Advanced Filtration Acquisition

We anticipate that the Bekaert Advanced Filtration acquisition will positively impact 2014 GAAP diluted earnings per share by $0.06--entirely from the $2.8 million (non-taxable) bargain purchase gain recognized in the first quarter of 2014.

Cash Flow, Taxes and Shares

For full year 2014 on a consolidated basis (inclusive of acquisitions), we project cash from operations between $170 million and $190 million, capital expenditures between $70 million and $85 million, an effective tax rate between 31.75% and 32.25% and diluted shares outstanding of approximately 51.0 million.

CLARCOR will be holding a conference call to discuss the second quarter 2014 results at 10:00 a.m. CT on June 19, 2014. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 2850091. The replay will be available through July 3, 2014 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

1 This earnings release presents information with respect to 2014 second quarter, first six months of 2014 and forecasted 2014 full year Consolidated adjusted net sales, adjusted operating profit, adjusted net earnings, adjusted diluted earnings per share and adjusted operating margin, and Engine/Mobile Filtration segment and Industrial/Environmental Filtration segment, adjusted operating profit and adjusted operating margin, excluding the impact of the Stanadyne Filtration acquisition, the GE Air Filtration acquisition, the Bekaert Advanced Filtration acquisition, the bargain purchase gain related to the Bekaert Advanced Filtration acquisition. These are non-GAAP financial measures. In addition, this earnings release presents information with respect to the adjusted operating margin of CEMS during the last month of the 2014 second quarter and forecasted 2014 adjusted operating margin of CEMS, in each such case excluding integration, purchase accounting and deal related costs, and adjusted operating margin of CIA during the first six months of 2014 and forecasted 2014 adjusted operating margin of CIA, in each such case excluding integration, purchase accounting and deal related costs. These are also non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, as well as information regarding why the Company believes these non-GAAP financial measures present useful information to investors, see pages 14 and 15 of this earnings release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2014 performance of the Company, each of its segments, the acquired GE Air Filtration, Stanadyne Filtration, and Bekaert Advanced Filtration businesses and our base business, our projections with respect to 2014 diluted earnings per share, 2014 consolidated operating margin, 2014 non-GAAP adjusted diluted earnings per share, and 2014 non-GAAP adjusted consolidated operating margin, our projections with respect to 2014 sales growth and 2014 operating margin for each of the Company’s segments and its base business, our projections with respect to 2014 diluted earnings per share attributable to our base business, the anticipated 2014 diluted earnings per share and 2014 non-GAAP adjusted diluted earnings per share attributable to, and the projected 2014 operating margin and 2014 non-GAAP adjusted operating margin of, the acquired GE Air Filtration and Stanadyne Filtration businesses, and our projections with respect to 2014 cash from operations, 2014 capital expenditures, 2014 effective tax rates and 2014 diluted shares outstanding; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets which we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our intent to explore expanding sales through the distribution channel of CEMS with our existing oil, air and hydraulic heavy-duty engine filtration products; statements regarding our plan of selling CEMS products into new global markets and leveraging our existing global footprint to support existing and new CEMS customers outside the U.S. and Europe; statements regarding our expectation that most integration activities with respect to CIA should be materially completed in the third quarter; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s 2013 Form 10-K and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2014 UNAUDITED SECOND QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	May 31, 2014	June 1, 2013	May 31, 2014	June 1, 2013
Net sales	$386,642	$287,583	$699,327	$543,854
Cost of sales	261,272	189,369	477,370	364,154

Gross profit	125,370	98,214	221,957	179,700

Selling and administrative expenses	74,223	48,813	139,544	96,484

Operating profit	51,147	49,401	82,413	83,216

Other income (expense):
Interest expense	(670)	(162)	(1,070)	(312)
Interest income	96	168	203	307
Other, net	174	(223)	4,145	(223)
	(400)	(217)	3,278	(228)

Earnings before income taxes	50,747	49,184	85,691	82,988

Provision for income taxes	16,201	16,031	26,804	26,307

Net earnings	34,546	33,153	58,887	56,681

Net loss (earnings) attributable to noncontrolling interests, net of tax	6	(102)	(14)	(168)

Net earnings attributable to CLARCOR Inc.	$34,552	$33,051	$58,873	$56,513

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.68	$0.66	$1.17	$1.13
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.68	$0.66	$1.16	$1.12

Weighted average number of shares outstanding - Basic	50,513,588	49,826,567	50,488,651	49,830,634
Weighted average number of shares outstanding - Diluted	50,945,090	50,428,875	50,934,768	50,419,170

Dividends paid per share	$0.1700	$0.1350	$0.3400	$0.2700

CLARCOR INC. 2014 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	May 31, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$84,027	$411,562
Restricted cash	1,616	763
Accounts receivable, less allowance for losses of $11,266 and $9,183, respectively	311,971	224,829
Inventories	274,499	218,786
Deferred income taxes	30,519	25,313
Income taxes receivable	—	1,000
Prepaid expenses and other current assets	16,421	9,868
Total current assets	719,053	892,121

Plant assets, at cost, less accumulated depreciation of $349,868 and $332,787, respectively	263,454	208,953
Goodwill	510,485	241,299
Acquired intangible assets, less accumulated amortization	365,804	89,881
Other noncurrent assets	16,951	16,589
Total assets	$1,875,747	$1,448,843
LIABILITIES
Current liabilities:
Current portion of long-term debt	$250	$50,223
Accounts payable and accrued liabilities	213,460	157,538
Income taxes payable	3,120	—
Total current liabilities	216,830	207,761

Long-term debt, less current portion	439,326	116,413
Long-term pension and postretirement healthcare benefits liabilities	19,263	19,792
Deferred income taxes	107,556	64,415
Other long-term liabilities	7,203	5,753
Total liabilities	790,178	414,134

Contingencies
Redeemable noncontrolling interests	1,730	1,836
SHAREHOLDERS' EQUITY
Capital stock	50,456	50,371
Capital in excess of par value	28,161	22,278
Accumulated other comprehensive loss	(26,490)	(29,814)
Retained earnings	1,030,720	989,013
Total CLARCOR Inc. equity	1,082,847	1,031,848
Noncontrolling interests	992	1,025
Total shareholders' equity	1,083,839	1,032,873
Total liabilities and shareholders' equity	$1,875,747	$1,448,843

CLARCOR INC. 2014 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Six Months Ended
	May 31, 2014	June 1, 2013
Cash flows from operating activities:
Net earnings	$58,887	$56,681
Depreciation	14,870	13,542
Amortization	7,943	2,980
Other noncash items	933	48
Net loss (gain) on disposition of plant assets	73	(849)
Bargain purchase gain	(2,815)	—
Stock-based compensation expense	3,654	3,090
Excess tax benefit from stock-based compensation	(351)	(4,267)
Deferred income taxes	(658)	7,265
Changes in assets and liabilities	(39,786)	(35,280)
Net cash provided by operating activities	42,750	43,210

Cash flows from investing activities:
Restricted cash	(642)	368
Business acquisitions, net of cash acquired	(595,621)	—
Additions to plant assets	(28,275)	(17,165)
Proceeds from disposition of plant assets	148	2,952
Investment in affiliates	(473)	(459)
Net cash used in investing activities	(624,863)	(14,304)

Cash flows from financing activities:
Net payments on multicurrency revolving credit facility	(22,000)	—
Borrowings under term loan facility	315,000	—
Payments on term loan facility	(20,000)	—
Payments on long-term debt, including business acquisition-related seller financing	(1,487)	(3,921)
Payment of financing costs	(723)	—
Sale of capital stock under stock option and employee purchase plans	2,442	7,811
Payments for repurchase of common stock	—	(17,364)
Excess tax benefit from stock-based compensation	351	4,267
Dividend paid to noncontrolling interests	(166)	—
Cash dividends paid	(17,166)	(13,461)
Net cash provided by (used in) financing activities	256,251	(22,668)
Net effect of exchange rate changes on cash	(1,673)	(1,195)
Net change in cash and cash equivalents	(327,535)	5,043
Cash and cash equivalents, beginning of period	411,562	185,496
Cash and cash equivalents, end of period	$84,027	$190,539

Cash paid during the period for:
Interest	$598	$228
Income taxes, net of refunds	$28,812	$15,032

CLARCOR INC. 2014 UNAUDITED SECOND QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended		Six Months Ended
	May 31, 2014	June 1, 2013	May 31, 2014	June 1, 2013
Net sales by segment:
Engine/Mobile Filtration	$148,398	$132,372	$270,895	$250,047
Industrial/Environmental Filtration	219,592	136,660	394,455	259,286
Packaging	18,652	18,551	33,977	34,521
	$386,642	$287,583	$699,327	$543,854

Operating profit by segment:
Engine/Mobile Filtration	$26,972	$29,096	$49,846	$52,545
Industrial/Environmental Filtration	23,005	18,411	31,151	28,089
Packaging	1,170	1,894	1,416	2,582
	$51,147	$49,401	$82,413	$83,216

Operating margin by segment:
Engine/Mobile Filtration	18.2%	22.0%	18.4%	21.0%
Industrial/Environmental Filtration	10.5%	13.5%	7.9%	10.8%
Packaging	6.3%	10.2%	4.2%	7.5%
	13.2%	17.2%	11.8%	15.3%

CLARCOR INC. 2014 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of Second Quarter 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share for the quarter ended May 31, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and diluted earnings per share, respectively.

The quarter ended May 31, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and deal related costs associated with the GE Air Filtration acquisition, the Bekaert Advanced Filtration acquisition and the Stanadyne Filtration acquisition. Although the comparison of data excluding these selected items in our second quarter ended May 31, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and diluted earnings per share for the quarter ended May 31, 2014 compared to the quarter ended June 1, 2013.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	Second Quarter 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		Second Quarter 2014 Non-GAAP Adjusted

Net sales	$386,642	$—		$—		$—		$386,642
Cost of sales	261,272	(664)	[1]	(120)	[1]	(1,368)	[1]	259,120
Gross profit	125,370	664		120		1,368		127,522
Selling and administrative expenses	74,223	(1,161)	[2]	—		(3,035)	[2]	70,027
Operating profit	51,147	1,825		120		4,403		57,495
Other income (expense):
Interest expense	(670)	—		—		—		(670)
Interest income	96	—		—		—		96
Other, net	174	—		—		—		174
	(400)	—		—		—		(400)
Earnings before income taxes	50,747	1,825		120		4,403		57,095
Provision for income taxes	16,201	491		40		1,501		18,233
Net earnings	34,546	1,334		80		2,902		38,862
Net earnings attributable to
noncontrolling interests, net of tax	6	—		—		—		6
Net earnings attributable to
CLARCOR Inc	$34,552	$1,334		$80		$2,902		$38,868
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.68	$0.03		$0.00		$0.06		$0.77
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.68	$0.03		$0.00		$0.06		$0.76
Operating margin	13.2%	0.5%		0.0%		1.2%		14.9%
Engine/Mobile Filtration
Operating profit	$26,972	$—		$—		$4,403		$31,375
Operating margin	18.2%	—		—		2.9%		21.1%
Industrial/Environmental Filtration
Operating profit	$23,005	$1,825		$120		$—		$24,950
Operating margin	10.5%	0.8%		0.1%		—		11.4%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs, deal costs including investment banking and legal expenses, and accelerated amortization of backlog pursuant to purchase accounting.

CLARCOR INC. 2014 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of First Six Months 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income (expense), non-GAAP net earnings and non-GAAP diluted earnings per share for the first six months ended May 31, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, other income (expense), net earnings and diluted earnings per share, respectively.

The first six months ended May 31, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and deal related costs associated with the GE Air Filtration acquisition, the Bekaert Advanced Filtration acquisition and the Stanadyne Filtration acquisition and a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition. Although the comparison of data excluding these selected items in our first six months ended May 31, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, other income (expense), net earnings and diluted earnings per share for the six months ended May 31, 2014 compared to the six months ended June 1, 2013.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	First Six Months 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		First Six Months 2014 Non-GAAP Adjusted

Net sales	$699,327	$—		$—		$—		$699,327
Cost of sales	477,370	(4,216)	[1]	(240)	[1]	(1,368)	[1]	471,546
Gross profit	221,957	4,216		240		1,368		227,781
Selling and administrative expenses	139,544	(4,263)	[2]	(130)	[2]	(3,035)	[2]	132,116
Operating profit	82,413	8,479		370		4,403		95,665
Other income (expense):
Interest expense	(1,070)	—		—		—		(1,070)
Interest income	203	—		—		—		203
Other, net	4,145	—		(2,814)	[3]	—		1,331
	3,278	—		(2,814)		—		464
Earnings before income taxes	85,691	8,479		(2,444)		4,403		96,129
Provision for income taxes	26,804	2,281		123		1,501		30,709
Net earnings	58,887	6,198		(2,567)		2,902		65,420
Net earnings attributable to
noncontrolling interests, net of tax	(14)	—		—		—		(14)
Net earnings attributable to
CLARCOR Inc	$58,873	$6,198		$(2,567)		$2,902		$65,406
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.17	$0.12		$(0.05)		$0.06		$1.30
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.16	$0.12		$(0.05)		$0.06		$1.28
Operating margin	11.8%	1.2%		0.1%		0.6%		13.7%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs, deal costs including investment banking and legal expenses, and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable).